                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made as of December 31, 1997 (the "Commencement Date"), by and between Assisted Living Concepts, Inc., a corporation organized under the laws of the state of Nevada ("ALC" or the "Company") and Sandra Campbell ("Executive").

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Appointment, Title and Duties.
              -----------------------------

              (a) ALC hereby employs Executive to serve as its Senior Vice President, General Counsel and Chief Legal Officer. In such capacity, Executive shall report to the Board of Directors of the Company and also be subject to supervision on a daily basis by the Chief Executive Officer of the Company, and, in such person's absence, the President of the Company, and shall have such duties, powers and responsibilities as are customarily assigned to the General Counsel and Chief Legal Officer of a publicly held corporation in a business such as that conducted by Company.

              (b) Executive's duties may require her to travel. When Executive is not travelling on behalf of ALC, or as otherwise provided under this Agreement, Executive shall perform her duties in an office provided her by Company at its corporate headquarters in Portland, Oregon.

          2.  Term of Agreement.
              -----------------

              (a) The initial term of this Agreement shall be for a two and one-half (2-1/2) year period from and after the Commencement Date, unless terminated earlier by (i) termination for Cause; (ii) the voluntary resignation of Executive for Good Reason; (iii) the expiration of four (4) months from and after the date Executive provides written notice of termination to Company; or
(iv) Executive's death or Permanent Disability (defined in Section 5(a) below). Notwithstanding the foregoing, Executive need not first report for work until any date of her choosing which is on or before January, 19, 1998, and she shall be considered to be on an unpaid leave of absence until the date on which she chooses to report.

              (b) If this Agreement has not terminated as of the date of the expiration of the initial term, this Agreement shall be automatically extended on a continuous basis daily from and after that date, until the occurrence of one of the following events of termination: (i) termination for Cause; (ii) voluntary resignation of Executive for Good Reason; (iii) Executive's death or Permanent Disability; (iv) the expiration of four months from and after the date Executive provides written notice of intent not to renew this Agreement to Company; or (v) the expiration of two and one-half (2-1/2) years from and after the date Company provides written notice of intent not to renew this Agreement to Executive.

(c) A termination hereunder shall constitute a termination of employment with any wholly owned subsidiary or other affiliate of Company.

Page 1 - EMPLOYMENT AGREEMENT
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          3.    Acceptance of Position.  Executive accepts the position set
                ----------------------
forth in Section 1 above and agrees that during the term of this Agreement, Executive will faithfully perform Executive's duties and, except as expressly approved by the Board of Directors or Chief Executive Officer or President of ALC and except as set forth herein, will devote substantially all of Executive's business time to the business and affairs of ALC, and will not engage, for Executive's own account or for the account of any other person or entity, in a business which competes with ALC. During the term of this Agreement, Executive shall not directly own, or own as part of a consortium, more than five percent (5%) of a publicly held corporation which conducts the same business as does ALC or its affiliates. It is acknowledged and agreed that Executive may, from time to time during the term of this Agreement, serve as a member of the Board of Directors of other companies, in which event the Board of Directors of ALC must expressly approve such service.

          4.    Salary and Benefits.  During the term of this Agreement:
                -------------------

               (a) ALC shall pay to Executive a base salary in an annual amount of not less than One Hundred and Fifty Thousand Dollars ($150,000) per annum, paid in approximately equal installments at intervals in accordance with the then prevailing policy of the Company with respect to its senior executives generally, but in no event, less frequently than monthly. ALC agrees to consider from time to time increases in such base salary in the discretion of the Board of Directors. Any increase, once granted by the Board of Directors, shall be deemed to automatically amend this Agreement to provide that thereafter Executive's base salary shall not be less than the annual amount to which the base salary has been increased.

                (b) Concurrently herewith ALC and Executive shall execute and deliver a Stock Option Agreement for Employees in substantially the same form as that attached hereto as Exhibit "A," pursuant to which Executive shall be granted options covering 50,000 shares of Common Stock of ALC pursuant to the Amended and Restated 1994 Stock Option Plan (the "Plan"). The Stock Option Agreement provides that the options shall be nonqualified stock options and not "incentive stock options" under Section 422A of the Internal Revenue Code and shall become exercisable to the extent of 33-1/3% of the stock covered by the options on each of December 31, 1998, 1999 and 2000, subject to earlier acceleration as provided in Section 6(d) hereof.

                (c) Executive shall participate in all health, retirement, Company-paid insurance, sick leave, disability, expense reimbursement and other benefit programs which ALC makes available to any of its senior executives, and shall be eligible for bonuses in the discretion (as to bonuses) of the Board of Directors; provided, however, that Executive shall receive a bonus of no less than Twenty-Five Thousand Dollars ($25,000) on the day before the first anniversary of the Commencement Date and a bonus of no less than Forty-Five Thousand Dollars ($45,000) on the day before each such anniversary thereafter (the "Mandatory Bonuses"). During the term, the Company shall also pay (i) all of Executive's California and Oregon bar dues and costs and expenses of meeting continuing legal education requirements in those states, and (ii) the cost of Executive's COBRA coverage for the first three (3) months of the term.

Page 2 - EMPLOYMENT AGREEMENT

                (d) Executive shall be entitled to vacation time of not less than four (4) weeks per year, provided that not more than two (2) weeks of such vacation time may be taken consecutively without prior notice to, and non-objection by, the Chief Executive Officer or the President of the Company. Unused vacation time shall not be cumulative from year to year and Executive shall not be entitled to any compensation for unused vacation time which expires by reason of this sentence.

          5.    Certain Terms Defined.  For purposes of this Agreement:
                ---------------------
               (a) Executive shall be deemed to be "Permanently Disabled" if a physical or mental condition occurs and persists which, in the written opinion of a licensed physician selected by the Board of Directors in good faith, has rendered Executive unable to perform Executive's duties hereunder for a period of ninety (90) days or more and, in the written opinion of such physician, the condition will continue for an indefinite period of not less than an additional ninety (90) day period, rendering the Executive unable to return to Executive's duties.

                (b) A termination of Executive's employment by ALC shall be deemed for "Cause" if, and only if, seventy-five percent (75%) of the Board of Directors entitled to vote, at a meeting in which a quorum is present at the time of the vote, vote for such termination and the termination is based upon one or more of the following: (i) conviction of a felony, (ii) material disloyalty to the Company such as embezzlement, misappropriation of corporate assets or, except as provided in Section 3 of this Agreement, breach of Executive's agreement not to engage in business for another enterprise of the type engaged in by the Company or not to purchase more than five percent (5%) of stock in a publicly held corporation which conducts the same business as does ALC or its affiliates; or (iii) the engaging in immoral, unethical or illegal behavior which is of public nature, brings ALC into disrepute, and results in material damage to the Company. The Company shall have the right to suspend Executive, with pay, for a reasonable period to investigate allegations of conduct which, if proven, would establish a right to terminate this Agreement for Cause, or to permit a felony charge to be tried. Immediately upon the conclusion of such temporary period, unless Cause to terminate this Agreement has been established, Executive shall be restored to all duties and responsibilities as if such suspension had never occurred.

                (c) A resignation by Executive shall not be deemed to be voluntary and shall be deemed to be a resignation with "Good Reason" if it is based upon one or more of the following: (i) a material diminution in Executive's title, duties or salary; (ii) a reduction in benefits which is not part of an across-the-board reduction in benefits of all senior executive personnel; or (iii) a direction by the Board of Directors that Executive report to any person other than as set forth in Section 1(a) hereof. It shall also constitute Good Reason for Executive to resign Executive's employment if the Board of Directors of ALC shall fail to elect or re-elect Executive to serve as Senior Vice President, General Counsel and Chief Legal Officer of ALC, unless Executive declines to be elected such. Executive's statement that a resignation was based upon one of the events stared in this Section 5(c) shall be conclusive and binding for purposes of this Agreement, if the resignation occurs within three (3) months following the event.

                (d) "Affiliate" means any corporation affiliated with any Person whose actions result in a Change in Control (or which, as a result of the completion of the

Page 3 - EMPLOYMENT AGREEMENT
transactions causing a Change in Control shall become affiliated) within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code").

                (e) "Base Salary" means, as of any date of termination of employment, the highest annual base salary of Executive in any of the last five fiscal years preceding such date of termination of employment.

                (f) "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under Exchange Act (defined in Subsection (i) below);

                (g) A "Change in Control" occurs if:

                    (i) any Person (other than Executive) or that Person's Affiliate is or becomes the Beneficial Owner, directly or indirectly, of securities of ALC representing 30% or more of the combined voting power of ALC's then outstanding securities; or

                    (ii) the stockholders of ALC approve a merger or consolidation of ALC with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of ALC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of ALC or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of ALC (or similar transaction) in which no Person acquires more than 30% of the combined voting power of ALC's then outstanding securities shall not constitute a Change in Control; or

                    (iii) the stockholders of ALC approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of ALC's assets; or

                    (iv) a majority of the members of the Board of Directors of ALC cease to be Continuing Directors.


                (h) "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of ALC who (i) was a member of such Board of Directors on the date of the Agreement or (ii) was nominated for election or elected to such Board of Directors who were members of such Board at the time of such nomination or election.

                (i) "Person" is given the meaning as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that unless this Agreement provides to the contrary, the term shall not include ALC, any trustee or other fiduciary holding securities under an employee benefit plan of ALC, or any corporation owned, directly or indirectly, by the stockholders of ALC in substantially the same proportions as their ownership of stock of ALC.

Page 4 - EMPLOYMENT AGREEMENT

          6.    Certain Benefits Upon Termination.
                ---------------------------------

                (a) If Executive's employment by ALC terminates for any reason (including by reason of death or Permanent Disability), except for a termination for Cause or a voluntary resignation by Executive without a Good Reason or pursuant to Section 2(a) (iii) or 2(b)(iv), and Section 6(b) is inapplicable to such termination, then ALC shall pay Executive a lump sum severance payment (the "Severance Payment") equal to the sum of (i) two times Executive's Base Salary, plus (ii) One Hundred Thousand Dollars ($100,000).

                (b) Upon any Change in Control of the Company (and regardless of whether Executive thereafter remains in the employ of the Company), ALC shall pay Executive a Severance Payment in cash equal to the sum of (i) two times Executive's Base Salary, plus (ii) One Hundred Thousand Dollars ($100,000).

                (c) Company shall offer to Executive the opportunity to participate in whatever Company-provided medical and dental plans exist as of the date of termination from that date for a period of three (3) years commencing Executive's date of termination, if such plans permit such participation; provided, however, in the event there is a Change in Control of the Company and Executive's employment terminates in connection therewith, then Executive shall not be given the opportunity to participate in any such medical and dental plans except as may otherwise be provided by law.

                (d) In the event either (a) or (b) above occurs, (i) ALC shall pay all accrued but unpaid or unused vacation, sick pay and expense reimbursement benefit, (ii) the exercisability of all stock options held by Executive shall accelerate and (iii) all other benefits shall vest (unless a plan governs vesting, such as the deferred compensation plan, in which event the plan's terms and conditions shall govern vesting). In the event that Executive holds stock options covered by agreements that are affected by the provisions of
Section 6(d)(iii), Company shall promptly take such steps as are necessary to effect the amendment of such agreements to reflect such provisions. Executive acknowledges that she has been advised by his own legal counsel as to the effect of such amendments on the status of any such options as "qualified" options under the Code, the tax effect on Executive of such amendment, and the ramifications for Executive of such amendments under Section 16 of the Securities Exchange Act of 1934 and the reporting and short-swing profit provisions thereof.

                (e) In the event that Executive's employment terminates by reason of Executive's death, all benefits provided in this Section 6 shall be paid to Executive's estate or as Executive's executor shall direct, but payment may be deferred until Executive's executor or personal representative has been appointed and qualified pursuant to the laws in effect in Executive's jurisdiction of residence at the time of Executive's death.

                (f) Company shall make all cash payments to which Executive is entitled hereunder within thirty (30) days following the date of termination of Executive's employment or the date of Change in Control (as the case may be), or earlier, if required by applicable law.

Page 5 - EMPLOYMENT AGREEMENT
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                (g) In the event Executive has provided notice to the Company of her intent to terminate or not renew this Agreement pursuant to Section
2(a)(iii) or 2(b)(iv) or Company has provided written notice to the Executive of its intent not to renew this Agreement pursuant to Section 2(b)(v):

                    (i)  Salary and Benefits.  The salary and other benefits
                         -------------------
     to which Executive would have otherwise been entitled shall continue through the remainder of the period of notice specified by Section 2(a)(iii), 2(b)(iv) or 2(b)(v), provided that Executive is otherwise in compliance with the terms of this Agreement, unless (I) Executive subsequently terminates her employment without Good Reason or the Company terminates Executive's employment with Cause, (II) Executive is entitled to the extraordinary payment provided in Section 6(a) pursuant to the provisions of Section 6(g)(ii), or (III) Executive is entitled to the extraordinary payment provided in Section 6(b).

                    (ii) Section 6(a) Benefit.  Executive shall be entitled to t
                         --------------------
     he extraordinary payment provided in Section 6(a) (unless Executive is otherwise entitled to the extraordinary payment provided by Section 6(b)) in the event that, subsequent to such notice, (I) Executive is terminated without Cause by the Company, (II) Executive's employment terminates due to death or Permanent Disability, or (III) Executive terminates her employment with Good Cause.

                    (iii)  Section 6(b) Benefit.  Executive shall have no rights
                           --------------------
     under Section 6(b); provided, however, that if Company and a third party have executed a commitment letter or agreement under which a Change in Control is to occur and such agreement was entered into prior to the Company having provided notice to Executive of its intent not to renew pursuant to Section 2, then Executive shall be entitled to the extraordinary payment provided in Section 6(b), if that Change in Control in fact occurs and Executive otherwise is entitled to those benefits as set forth in Section 6(b).

                (h) In the event Executive is entitled hereunder to any payments or benefits set forth in Section 6(a) or (b), Executive shall have no obligation to notify Company of employment subsequent to Executive's termination or to offset Company's obligation by payments due to such employment and shall have no duty to mitigate.

                (i) The provisions for Severance Payments contained in this
Section 6 may be triggered only once during the term of this Agreement, so that, for instance, should Executive terminate owing to a Permanent Disability and there should thereafter be a Change in Control, then Executive would be entitled to be paid only under 6(a) and not under 6(b) as well; provided, however, that the provisions of Section 6(a) hereof may be triggered notwithstanding that the provisions of Section 6(b) hereof may already have been triggered, so that Executive may become entitled to Section 6(a) payments if she has remained in the employ of the Company following a Change in Control (notwithstanding her receipt of 6(b) payments. In addition, Executive shall not be entitled to receive severance benefits of any kind from any wholly owned subsidiary or other affiliated entity of ALC if in connection with the same event of series of events the Severance Payments provided for in this Section 6 have been triggered.

Page 6 - EMPLOYMENT AGREEMENT

                (j) Company agrees to take reasonable steps to ensure that in the event Company has an obligation to perform under Section 6(b), Company shall have the financial ability to do so.

          7.    Indemnification.
                ---------------

                (a) ALC and Executive shall enter into an indemnification agreement in substantially the same form as that which is attached hereto as Exhibit "B" and incorporated herein by this reference.

                (b) ALC shall include Executive as an insured in its directors and officers insurance policy and shall provide evidence of such coverage to Executive upon Executive's written request.

          8.    Dispute Resolution.
                ------------------

                (a) Mediation.  If a dispute arises out of or relates to this
                    ---------
Agreement or the breach of it (the "Dispute"), and if the Dispute cannot be settled through negotiation, the parties agree first to attempt in good faith to settle the Dispute by nonbinding mediation under the then effective rules of the Arbitration Service of Portland, Inc. (the "Service") or, if the Service is no longer doing business, then under the Mediation Rules of the American Arbitration Association (the "AAA") before resorting to arbitration.

                (b) Arbitration.  In the event the parties fail to resolve the
                    -----------
Dispute through mediation, then either party or both of them shall have the right to submit the Dispute to final and binding arbitration by the Service or, if the Service is no longer doing business, then by the American Arbitration Association. The parties agree to arbitration as an alternative to court proceedings in order (i) to obtain a prompt evidentiary hearing and an arbitrator's final award resolving any dispute, (ii) to do so expeditiously, and
(iii) to do so economically. During the arbitration proceeding, the arbitrator, in the arbitrator's sole discretion, shall have the right to grant requests for discovery of documents, the taking of depositions, and the issuance of subpoenas in accordance with Rules of the Service or AAA, whichever is applicable. Each party hereby promises to cooperate in the arbitration process to effectuate these purposes. The arbitration shall be conducted in accordance with the Rules of the Service or, if the Service is no longer doing business, then in accordance with the Rules of the AAA which are in effect at the time of the arbitration. Judgment rendered by the arbitrator may be entered in any court having competent jurisdiction in accordance with Oregon law.

                (c) Waiver of Jury Trial.  By submitting a Dispute to mediation
                    --------------------
and arbitration, the parties hereto understand that they will not enjoy the benefits of a jury trial. Accordingly, the parties hereto expressly waive the right to a jury trial.

                (d) Nonexclusive Remedy.  Notwithstanding the above provisions
                    -------------------
regarding mediation and arbitration, the parties each retain their respective rights to seek injunctive relief or other provisional remedies provided under the law in any court having competent jurisdiction.

Page 7 - EMPLOYMENT AGREEMENT

          9.    Attorneys Fees.
                --------------

                (a) In the event of mediation, the parties shall bear their own attorneys fees and costs, except that the cost of mediation shall be shared equally.

                (b) In the event of arbitration, the arbitrator shall award reasonable attorneys fees and costs of the mediation and arbitration to the prevailing party, including the fees of the arbitrator, unless such award of fees and costs would be manifestly unjust for reasons set forth by the arbitrator in his written decision. In determining the amount of reasonable attorneys fees to a party, the arbitrator may take into account (i) each party's respective efforts to achieve an economical and expeditious resolution of the dispute in accordance with this Section; and (ii) the final settlement offers, if any, of the parties at least ten (10) calendar days prior to the commencement of the hearing. In accordance with the rules of evidence, however, settlement offers shall not be considered in relation to the merits of any Dispute that is subject to this Section other than the award of attorneys fees and costs.

                (c) Notwithstanding (b) above, if a suit, action or other proceeding of any nature whatsoever (including any contested matter or adversary proceeding under the U.S. Bankruptcy Code) is instituted in connection with any controversy arising out of this Agreement or to interpret or enforce any rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys, paralegals, accountants and other experts fees, and all other fees, costs and expenses actually incurred in connection therewith, as determined by the judge at trial or on appeal or review, in addition to all other amounts provided by law.

                (d) ALC agrees to reimburse Executive in an amount not to exceed $2000 for Executive's attorneys' fees incurred in the negotiations for, and preparation of, this Agreement, plus such attorneys' costs.

          10.   Notices.  All notices and other communications provided to
                -------
either party under this Agreement shall be in writing and delivered by overnight courier or other personal delivery to such party at its address set forth below its signature hereto, or at such other address as may be designated by such party in a notice to the other party. Any notice, if so delivered and properly addressed with postage prepaid, shall be deemed given when received.

          11.   Binding Effect.  This Agreement shall be binding upon and
                --------------
inure to the benefit of Executive's heirs, representatives and executors and ALC's successors and assigns, respectively.

          12.  Construction.  In construing this Agreement, if any portion of
               ------------
this Agreement shall be found to be invalid or unenforceable, the remaining terms and provisions of this Agreement shall be given effect to the maximum extent permitted without considering the void, invalid or unenforceable provision. In construing this Agreement, the singular shall include the plural, the masculine shall include the feminine and neuter genders as appropriate, and no meaning or effect shall be given to the captions of the sections in this Agreement, which are inserted for convenience of reference only.

Page 8 - EMPLOYMENT AGREEMENT

          13.  Headings.  The section headings hereof have been inserted for
               --------
convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

          14.  Governing Law.  The provisions of this Agreement shall be
               -------------
construed and interpreted in accordance with the internal laws of the State of Oregon as at the time in effect.

          15.  Entire Agreement.  This Agreement constitutes the final and
               ----------------
entire agreement and supersedes all other prior agreements and undertakings, both written and oral, and all contemporaneous oral agreements, with respect to the subject matter hereof.

          16.  Counterpart.  This Agreement may be executed in one or more
               -----------
counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument.

Page 9 - EMPLOYMENT AGREEMENT

          IN WITNESS WHEREOF, this Agreement has been executed on the dates set forth below, to be effective as of the date specified in the first paragraph of this Agreement.

                              "EXECUTIVE"

Date:      , 1997
     ------                   ------------------------------------
                              Sandra Campbell

                              Home Address:

                              ------------------------------------

                              ------------------------------------

                              "ALC or COMPANY"

Date:      , 1997             Assisted Living Concepts, Inc.
     ------

                              ------------------------------------
                              William McBride III, Chief Executive
Officer

                              Address:
                              9955 S.E.  Washington St., Third Floor
                              Portland, OR 97216

                                  EXHIBIT "A"
                      STOCK OPTION AGREEMENT FOR EMPLOYEES

                           INDEMNIFICATION AGREEMENT


     This INDEMNIFICATION AGREEMENT is made and entered into as of the 1st day of January, 1998, by and between Sandra Campbell ("Indemnitee") and Assisted Living Concepts, Inc. a Nevada corporation (the "Company").

                                    RECITALS

     A. The Company has recognized the difficulty that publicly held corporations are having in attracting and retaining qualified directors, officers and key employees as a result of the increasing risk of claims and actions against them arising out of their association with the Company.

     B.  Indemnitee is an officer, director and/or key employee of the Company.

     C. Indemnitee is wining to serve, to continue to serve and to take on additional service for or on behalf of the Company.

     D. In view of the mutual desire of the parties that Indemnitee render valuable services to the Company, the parties have agreed to enter into this Indemnification Agreement.

     THEREFORE IT IS AGREED:

     1.  Definitions.  The following definitions shall apply to this Agreement:
         -----------
         1.1 "Act" shall be the Nevada Corporation Act, NRS (S)(S) 78.010.795, and all amendments thereto hereinafter enacted.

         1.2 "Expenses" shall include, without limitation, expenses of investigations, judicial or administrative proceedings or appeals and attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Agreement.

         1.3 "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a Proceeding.

         1.4 "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

         1.5 "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     2.  Indemnification.  The Company shall indemnity Indemnitee against
         ---------------
Liability and Expenses actually and necessarily incurred by her or her in any Proceeding in which he or she is made a Party by reason of being or having been a director, officer or key employee of the Company, except in relation to matters as to which indemnification is prohibited by the Act; but such indemnification shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any bylaw or agreement of the Company, general or specific action of the Company's board of directors, vote of the Company's shareholders or otherwise.

     3.   Procedure for Indemnification.  After the final disposition of any
          -----------------------------
Proceeding in which Indemnitee may be entitled to indemnification pursuant to this Agreement, Indemnitee may send to the Company a written request for indemnification. The Company shall, in accordance with the provisions of the Act regarding determination and authorization of indemnification, make a finding whether the indemnification requested is permitted by the laws of the state of Nevada no later than 60 days following receipt by the Company of such request. The Company shall cause the indemnification requested to be authorized and paid unless the Company finds that the indemnification requested is not so permitted. Indemnitee shall be given an opportunity to be heard and to present evidence in connection with the consideration of the party or parties determining Indemnitee's right to indemnification under the Act. If the Company does not authorize indemnification hereunder, Indemnitee shall have the right to seek court-ordered indemnification in accordance with the provisions of the Act. In any such action, neither the making of, nor the failure to make, any finding by the Company that indemnification of the Indemnitee is proper or not proper in the circumstances shall be a defense to such action or create a presumption that the Indemnitee has not met the standard of conduct required by the Act. In making its determination and in any court proceeding, the Company shall have the burden of proving that Indemnitee has not met the standard of conduct required by the Act to entitle Indemnitee to indemnification.

     4.  Procedure for Advancement of Expenses.  The Company shall pay for or
         -------------------------------------
reimburse the reasonable Expenses incurred by Indemnitee as a result of being Party to a Proceeding in advance of final disposition of the Proceeding promptly upon receipt of a written request for payment of such Expenses that is in accordance with the requirements of the Act for such written statements. Such written statement shall also include or be accompanied by documentation of the Expenses incurred certified true and correct by Indemnitee. When available, such documentation of expenses shall include copies of bills or statements evidencing the Expenses incurred. If the requirements of this Section 4 are met, the Company shall pay the amount requested promptly notwithstanding the absence of a final disposition of the Proceeding.

     5.  Partial Indemnity.  If Indemnitee is entitled under any provision of
         -----------------
this Agreement to indemnification by the Company for some or a portion of the Expenses or Liability incurred by Indemnitee in the preparation, investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall indemnify Indemnitee for the portion of such Expenses or Liability to which Indemnitee is entitled in accordance with this Agreement.

     6.  Insurance.  The Company may, but shall not be required to, purchase
         ---------
and keep in force during the term of this Agreement a policy or policies of liability insurance on behalf of Indemnitee against Liability and Expenses incurred in any Proceeding. Nothing herein shall be construed to prohibit Indemnitee from maintaining his or her own policy of liability insurance.

     7.  Exclusions.  The Company shall not be liable to make any payment
         ----------
hereunder:

         7.1 If it shall be finally adjudicated that such payment is prohibited by law:

         7.2 On account of any Proceeding brought under Section 16(b) of the Securities Exchange Act of 1934, as such law is amended from time to time, or under any similar law that replaces Section 16(b), in which judgment is rendered against Indemnitee for an accounting for profits made from the purchase or sale by Indemnitee of the securities of the Company;

         7.3 For Liability or Expenses in any Proceeding brought by Indemnitee against the Company unless (i) the Proceeding is brought as a Proceeding for indemnity under this Agreement, (ii) Indemnitee is successful in whole or in part in a Proceeding or (iii) the indemnification is included in a settlement of the Proceeding or is awarded by a court;

         7.4 To the extent payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy, whether provided by the Company or by Indemnitee (the "Insurance Policy"), by or out of a fund created by the Company and under the control of a trustee or otherwise (the "Fund") or from other sources provided by the Company ("Other Sources"); or

         7.5 For amounts paid in settlement of a claim effected without the Company's prior written consent, which consent shall not be unreasonably withheld.

If Indemnitee shall become obligated or required to pay any amount that the Company would be obligated to pay hereunder except for the exclusion in Section 7.4, the Company shall advance such amount to Indemnitee if payment is not reasonably expected to be made under the Insurance Policy, by the Fund or from Other Sources prior to the time that Indemnitee must make such payment, provided, however, that Indemnitee shall immediately pay over to the Company, from the funds Indemnitee later receives under the Insurance Policy, from the Fund or from Other Sources, an amount equal to the amount advanced.

     8.  Defense of Claim.  If any Proceeding asserted or commenced against
         ----------------
Indemnitee is also asserted or commenced against the Company, the Company shall be entitled to participate in the Proceeding at its own expense and, except as otherwise provided herein below, to the extent that it may wish the Company shall be entitled to assume the defense thereof. After notice from the Company to Indemnitee of its election to assume the defense of any such Proceeding, Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but the Expenses of such counsel incurred after notice from the Company to Indemnitee of its assumption of the defense thereof shall be the Expenses of Indemnitee, and the Company may not be obligated to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection therewith other than the reasonable costs of investigation, travel and lodging Expenses arising out of Indemnitee's participation in the defense of such Proceeding unless (i) otherwise authorized by the Company, (ii) Indemnitee's counsel shall have reasonably concluded, and so notified the Company in writing, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding.

If the Company may be obligated for some or all of the Expenses of Indemnitee under this Section 8, the determination of Indemnitee's entitlement to indemnification shall be made in accordance with Section 3.

     9.  Change in Control.
         -----------------

         9.1 The Company agrees that, if there is a Change in Control (as hereinafter defined) of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and Expense advances under this Agreement, the Company shall seek legal advice only from special, independent counsel selected by the Company with the consent of Indemnitee, which consent shall not be unreasonably withheld, with respect to matters arising out of this Agreement, including but not limited to the right of Indemnitee to indemnification hereunder. Such counsel shall, among other things, render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under the Act and as to the amount of reasonable indemnification. Such written opinion shall be binding upon the Company and Indemnitee. The Company shall agree to pay the reasonable fees of such special counsel and to indemnify fully such counsel against any and all expenses, including attorney fees, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

         9.2 For the purpose of this Section 9, a "Change in Control" shall be deemed to have occurred if:

              9.2.1 Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of the Company, becomes the "Beneficial Owner," as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities ("Voting Stock"):

              9.2.2 During any period of twenty-four (24) consecutive months, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constitute the board of directors of the Company and any new director, other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 9.2.1 or 9.2.3, whose election was approved by a vote of at least two-thirds (2/3rds) of the shares entitled to vote, cease for any reason to constitute a majority of the board; or

              9.2.3 The stockholders of the Company (i) approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Stock outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into Voting Stock of the surviving entity, at least seventy percent (70%) of the combined voting power of the Voting Stock of the Company or such surviving entity outstanding immediately after such merger or consolidation, (ii) approve a plan of complete liquidation of the Company or
(iii) approve an
agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     10.  Potential Change in Control.
          ---------------------------

          10.1 In the event of a Potential Change in Control (as hereinafter defined), the Company shall, upon written request by Indemnitee, create a trust (the "Trust") for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Proceeding for which Indemnitee may be entitled to indemnification under this Agreement, and any and all Liability for which Indemnitee is entitled to indemnification hereunder from time to time actually paid, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligations shall be determined in accordance with the provisions of the Act with regard to determination and authorization of indemnification.

          10.2  The terms of the Trust shall provide that upon a Change in
Control:

                10.2.1 The Trust shall not be revoked or the principal thereof invaded without the prior written consent of Indemnitee;

                10.2.2 The trustee of the Trust (the "Trustee") shall advance, within two (2) business days of a written request by Indemnitee in accordance with the requirements of Section 4, any and all Expenses to Indemnitee, and Indemnitee hereby agrees to reimburse the Trust under the circumstances under which Indemnitee would be required to reimburse the Company pursuant to the Act and Section 4;

                10.2.3 The Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above;

                10.2.4 The Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and

                10.2.5 All unexpended funds in the Trust shall revert to the Company upon a final determination by the special counsel established in accordance with Section 9 or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement.

          10.3 The Trustee shall be selected by Indemnitee with the consent of the Company, which consent shall not be unreasonably withheld, and all reasonable expenses, fees and other disbursements of the Trustee in connection with the establishment and administration of the Trust shall be paid by the Company.

          10.4 Nothing in this Section 10 shall relieve the Company of any of its obligations under this Agreement.

          10.5 A "Potential Change in Control" shall be deemed to have occurred if: (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person, including the Company, publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of stock of the Company representing nine and one-half percent (9.5%) or more of the combined voting power of the Company's then outstanding Voting Stock, increases his or her beneficial ownership of such stock by five (5) percentage points or more over the percentage so owned by such person; or (iv) the board of directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     11.  Nonexclusivity and Continuation of Rights.  The indemnification
          -----------------------------------------
provided by this Agreement shall not be deemed exclusive of any other rights consistent with the laws of the state of Nevada to which Indemnitee may be entitled under the Company's articles of incorporation, bylaws or any other agreement, vote of shareholders or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, and shall

                                 [MISSING PAGE]

     17.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the state of Nevada.

     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first hereinabove written.


INDEMNITEE                               Assisted Living Concepts, Inc.
                                         a Nevada corporation

                                         By
- -----------------------------              -----------------------------
Sandra Campbell                            Chief Executive Officer
                                           William McBride III